UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 24, 2015

GULFMARK OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33607

(Commission file number)

76-0526032

(I.R.S. Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400, Houston, Texas (Address of principal executive offices)	77024 (Zip Code)

(713) 963-9522

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

 In March of each year, calculations required to support achievement of compensation goals established by GulfMark Offshore, Inc.’s (“GulfMark”) Compensation Committee are provided to the Compensation Committee by GulfMark management. The Compensation Committee then reviews the performance of our top three named executive officers based on their achievement of the established objectives, contribution to our performance and individual performance. This review is shared with the President and Chief Executive Officer (“CEO”) and recommendations for compensation are provided to the Board of Directors (the “Board”) for consideration and approval. For our other named executive officers, performance criteria is set at the beginning of the year and reviewed in March of each year. Recommendations for compensation are approved by the President and CEO.

Due to current and anticipated market conditions in 2015, our senior management recommended to the Board of Directors that executive level salaries be reduced by 5% to 15%, depending on position, to support our goal of reducing fixed salary expense. The Board of Directors approved this recommendation and the reduced annual salary figures for 2015 went into effect on March 16, 2015. Each of the executive officers with existing employment agreements have signed letter agreements agreeing to the reduction in salary, which letters are filled with this Current Report.

On March 24, 2015, the restricted shares of common stock and common stock options associated with the dollar value of the awards previously approved were issued to the named executive officers, in line with the issuance of such awards to all other GulfMark employees. The number of shares of restricted stock issued was determined based on $13.265 per share which is the average of the high and low trading price of GulfMark’s common stock on March 24, 2015. The number of shares covered by each stock option issued was determined based upon a March 24, 2015 Black-Scholes calculation. All stock options have a seven-year term and the exercise price of such options is $13.30 per share which is the closing price of GulfMark’s common stock on March 24, 2015.

The following table shows the shares and options issued to the named executive officers on March 24, 2015.

	Restricted Stock Awards		Stock Option Awards
	Value	Shares	Value	Shares

Quintin V. Kneen President & Chief Executive Officer	$900,000	67,848	$300,000	63,425

James M. Mitchell Executive Vice President & Chief Financial Officer	$507,000	38,221	$169,000	35,729

David B. Rosenwasser Senior Executive Vice President & Chief Operating Officer	$600,000	45,232	$200,000	42,283

Richard M. Safier Senior Vice President – General Counsel & Secretary	$297,352	22,416	-	-

Samuel R. Rubio Senior Vice President – Controller, Chief Accounting Officer & Assistant Secretary	$258,522	19,489	-	-

ITEM 9.01.         Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Descriptions
10.1	Letter agreement between Quintin V. Kneen and GulfMark Offshore, Inc. dated March 23, 2015.

10.2	Letter agreement between James M. Mitchell and GulfMark Offshore, Inc. dated March 23, 2015

10.3	Letter agreement between Richard M. Safier and GulfMark Offshore, Inc. dated March 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2015		GulfMark Offshore, Inc.

	By:	/s/ James M. Mitchell
	Name:	James M. Mitchell
	Title:	Executive Vice President & Chief Financial Officer